Exhibit 99.1

SPI Solar Announces Second-Quarter 2014 Financial Results

ROSEVILLE, Calif.--(BUSINESS WIRE)--August 19, 2014--SPI Solar (“SPI”) (SOPW:OTCBB), a vertically-integrated photovoltaic (PV) solar developer, today announced its results for the second quarter ended June 30, 2014.

Second-Quarter 2014 Results:

Total net sales for the second quarter of 2014 were $6.3 million, compared with $4.2 million for the second quarter of 2013. For the first quarter of 2014, SPI Solar reported total net sales of $3.6 million.

Total cost of goods sold for the second quarter of 2014 was $5.8 million, compared with $3.3 million for the second quarter of 2013. Total cost of goods sold for the first quarter of 2014 was $3.4 million.

Total operating expenses for the second quarter of 2014 were $1.2 million, compared with $7.4 million for the second quarter of 2013. Operating expenses for the first quarter of 2014 were $1.3 million.

During the second quarter of 2014, SPI Solar entered into an agreement with a non-U.S. investor and issued an $11 million convertible bond, bearing no interest. The convertible bond includes a $10.3 million beneficial conversion feature, which was recognized separately at issuance, resulting in a discount on the convertible bond, which will be amortized into interest expense. Interest expense of $0.7 million was recorded during the second quarter of 2014.

Net loss for the second quarter of 2014 was $1.3 million, or ($0.01) per basic and diluted share. This compared with a net loss of $6.8 million, or ($0.03) per basic and diluted share, for the second quarter of 2013, and with a net loss of $0.8 million, or ($0.00) per basic and diluted share, for the first quarter of 2014.

"During the quarter, we made significant progress in strengthening SPI as a platform for growth," said Xiaofeng Peng, Chairman of SPI. "Following the close of the quarter, we completed the previously announced private placement of $21.75 million and entered into a new private placement agreement for an additional $25.0 million. Importantly, these placements will dramatically improve our financial position and balance sheet to support our ambitious global growth strategy,” continued Peng. "In addition, we continued to work toward resuming growth of our global pipeline of solar PV projects, in conjunction with the roll out of our innovative Yes!® Solar solution targeting the high-growth residential segment,” Peng added. "Finally, we established for SPI during this quarter a strong foundation for a number of other important initiatives currently underway which we plan to capitalize on in the coming quarters."

Second-Quarter 2014 and Recent Updates:

  Announced joint venture agreement with WIRCON GmbH to develop solar PV projects in the UK
  Announced that the company had entered into a definitive purchase agreement for the sale of $25.0 million of common stock in a private placement
  Entered into an agreement through SPI Solar’s wholly-owned subsidiary, Xinyu Xinwei New Energy Co., LTD. (“Xinwei”), to build and develop a 50 megawatt photovoltaic project in Fenyi County, China; subsequently announced an agreement for the sale and transfer of this project
  Announced that Xinwei had entered into an agreement for the proposed construction of a 21 megawatt project in Jiangxi Province, China
  Completed a $21.75 million private placement
  Showcased the company’s Yes! Solar brand of high-quality, low-cost solar kits for residential deployment at the Intersolar North America 2014 trade show.

Cash and cash equivalents at June 30, 2014 were $5.9 million, compared with $1.0 million at December 31, 2013.

About SPI Solar (SOPW:OTCBB):

SPI Solar (“SPI”) (Solar Power, Inc.) is a vertically-integrated photovoltaic solar developer offering its own brand of high-quality, low-cost distributed generation and utility-scale solar energy facility development services. From project development, to project financing and to post-construction asset management, SPI delivers turnkey world-class photovoltaic solar energy facilities and turnkey residential solar solutions to its business, government and utility customers. For additional information visit: www.spisolar.com.

Safe Harbor Statement:

This release may contain certain “forward-looking statements” relating to the business of SPI Solar, its subsidiaries and the solar industry, which can be identified by the use of forward-looking terminology such as “believes", “expects” or similar expressions. These statements involve known and unknown risks and uncertainties, including, but are not limited to, the ability of SPI Solar to complete its private placement of shares of common stock, generate new EPC projects and its ability to obtain funding for such projects, general business conditions, managing growth, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and the risks and other factors detailed in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

SOLAR POWER, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except for share data)

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,854	$1,031
Accounts receivable, net of allowance of $5,887, respectively	4,348	6,260
Accounts receivable, related party	3,855	3,905
Notes receivable	-	8,450
Inventories, net	180	23
Prepaid expenses and other current assets	3,006	4,458
Total current assets	17,243	24,127
Intangible assets	846	1,132
Restricted cash	160	400
Accounts receivable, noncurrent	11,345	12,349
Notes receivable, noncurrent	13,668	13,668
Notes receivable, noncurrent, related party	8,450	-
Other assets, noncurrent, related party	998	-
Investment in affiliates	8,912	7,536
Property, plant and equipment at cost, net	11,226	11,752
Total assets	$72,848	$70,964
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,325	$3,919
Accounts payable, related party	38,665	50,907
Line of credit	-	4,250
Convertible bond, net	1,369	-
Accrued liabilities	738	741
Billings in excess of costs and estimated earnings on uncompleted contracts	-	862
Total current liabilities	44,097	60,679
Financing and capital lease obligations	11,346	11,730
Other liabilities	1,415	1,422
Total liabilities	56,858	73,831
Stockholders’ equity (deficit):
Preferred stock, par $0.0001, 20,000,000 shares authorized; none issued and outstanding	-	-
Common stock, par $0.0001, 1,000,000,000 and 250,000,000 shares authorized; 238,839,456 and 198,214,456 shares issued and outstanding, respectively	24	20
Additional paid in capital	74,547	53,376
Accumulated other comprehensive loss	(337)	(189)
Accumulated deficit	(58,244)	(56,074)
Total stockholders’ equity (deficit)	15,990	(2,867)
Total liabilities and stockholders’ equity (deficit)	$72,848	$70,964

SOLAR POWER, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except for per share data) (unaudited)

	For the Six Months Ended
	June 30,
	2014	2013
Net sales	$9,942	$5,965
Total net sales	9,942	5,965
Cost of goods sold	9,184	4,481
Provision for losses on contracts	-	85
Total cost of goods sold	9,184	4,566
Gross profit	758	1,399
Operating expenses:
General and administrative	2,078	8,951
Sales, marketing and customer service	358	1,178
Engineering, design and product management	-	757
Total operating expenses	2,436	10,886
Operating loss	(1,678)	(9,487)
Other (expense) income:
Interest expense	(1,193)	(2,013)
Interest income	770	1,390
Other (expense) income, net	(69)	247
Total other expense, net	(492)	(376)
Loss before income taxes	(2,170)	(9,863)
Provision for income taxes	-	111
Net loss	$(2,170)	$(9,974)
Net loss per common share:
Basic and Diluted	$(0.01)	$(0.05)
Weighted average number of common shares used in computing per share amounts:
Basic and Diluted	201,322,191	198,214,456

SOLAR POWER, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except for per share data) (unaudited)

	For the three Months Ended
	June 30,
	2014	2013
Net sales	$6,329	$4,199
Total net sales	6,329	4,199
Cost of goods sold	5,769	3,194
Provision for losses on contracts	-	85
Total cost of goods sold	5,769	3,279
Gross profit	560	920
Operating expenses:
General and administrative	1,110	6,691
Sales, marketing and customer service	40	439
Engineering, design and product management	-	309
Total operating expenses	1,150	7,439
Operating loss	(590)	(6,519)
Other (expense) income:
Interest expense	(1,072)	(1,008)
Interest income	360	851
Other expense, net	(38)	(55)
Total other expense, net	(750)	(212)
Loss before income taxes	(1,340)	(6,731)
Provision for income taxes	-	102
Net loss	$(1,340)	$(6,833)
Net loss per common share:
Basic and Diluted	$(0.01)	$(0.03)
Weighted average number of common shares used in computing per share amounts:
Basic and Diluted	204,395,775	198,214,456

CONTACT:
Solar Power, Inc.
Roger Yu, 800-548-8767